Consent of Independent Registered Public Accounting Firm

Federated National Holding Company

Sunrise, FL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2014, relating to the consolidated financial statements of Federated National Holding Company, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Goldstein Schechter Koch, P.A.

(successor by merger to De Meo Young McGrath)

Dated: May 12, 2014